Exhibit 99.1

November 13, 2018

To the Shareholders of Community West Bancshares:

We are happy to report that Community West Bancshares recently released its financial results for the third quarter of 2018. Among the highlights was net income of $2.4 million for the quarter ending on September 30, an increase of 52% from $1.6 million for the third quarter of last year, and net income of $6.1 million for the first nine months of 2018, compared to $4.5 million in the first nine months of 2017. Attached is an investor fact sheet for your review, providing information about growth in deposits, stockholders’ equity and other benchmarks.

The Board of Directors declared a quarterly cash dividend of $0.05 per common share, payable November 30, 2018 to common shareholders of record on November 15, 2018. The current annualized yield, based on the closing price of Community West Bancshares (CWBC) shares of $12.00 on September 30, 2018, was 1.7%.

A new Community West Bank branch office opened in downtown Paso Robles on October 15, replacing a loan production office opened last year in this growing community. It is our second branch office in San Luis Obispo County, and eighth full-service banking office overall. From Westlake Village in the south to Paso Robles in the north, Community West Bank is the largest publicly traded and only community bank headquartered and serving California’s vibrant Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties.

We remain focused on growing the Community West Bank franchise while delivering improved operating results. And we are proud that Community West was awarded a “Premier” rating in April 2018, by The Findley Reports. For 50 years, Findley has recognized the financial performance of banking institutions in California and the western United States, focusing on four ratios: growth, return on beginning equity, net operating income as a percentage of average assets, and loan losses as a percentage of gross loans. It is an honor for Community West Bank to once again be recognized so favorably by The Findley Reports.

Community West Bank has a very bright future, and our long-term vision is to be the leading community bank serving families, businesses and non-profit organizations along the Central Coast of California. We appreciate the continued support from you, our shareholders, as we pursue our growth opportunities.

Sincerely,

William R. Peeples	Martin E. Plourd
Chairman of the Board	President and Chief Executive Officer

COMMUNITY WEST BANCSHARES

NASDAQ: CWBC
$11.04
October 31, 2018

The IR Group

FACT SHEET

Net Loan Portfolio
$745 Million at 9/30/18



2.7%
15.8%
31.8%
2.8%
46.9%
Commercial
Commercial Real Estate
SBA
Manufactured housing
Other

THIRD QUARTER 2018 HIGHLIGHTS

- Net income increased 52.4% to $2.4 million, or $0.27 per diluted share, in 3Q18, compared to $1.6 million, or $0.18 per diluted share in 3Q17.
- Return on average common equity improved to 12.57%, up from 10.26% for 2Q18 and 8.88% for 3Q17.
- Return on average assets increased to 1.08%, up from 0.90% for 2Q18 and 0.78% for 3Q17.
- Total deposits increased to $719.9 million at 9/30/18, compared to $702.6 million at 6/30/18, and increased $22.8 million, or 3.3% compared to $697.2 million at 9/30/17.
- Core deposits which include non-interest bearing checking, interest bearing checking, money market, savings and retail certificates of deposit increased to $508.0 million at 9/30/18, compared to $500.2 million at 6/30/18 and $476.2 million at 9/30/17.
- Total loans were $753.7 million at 9/30/18, compared to $759.9 million at 6/30/18, and increased $31.1 million compared to $722.7 million at 9/30/17.
- Net interest margin for 3Q18 was 4.02%, compared to 4.06% for 2Q18 and 4.27% for 3Q17.
- Book value per common share increased to $9.13 at 9/30/18, compared to $8.90 at 6/30/18 and $8.54 at 9/30/17.
- The Bank continues to be well-capitalized per banking regulations with its total capital ratio at 10.78%, its Tier 1 capital ratio at 9.63% and Tier 1 leverage ratio at 8.22% at 9/30/18.

Deposit Portfolio
$720 Million at 9/30/18



14.7%
33.3%
37.1%
12.9%
2.0%
Non-interest-bearing
Interest-bearing
Savings
CDs over 250K
CDs under 250K

FINANCIAL HIGHLIGHTS

Period	EPS diluted	Total assets*	Nonaccrual loans, net/total loans	ALL/loans held for investment	Net Interest Margin
3Q18	$ 0.27	$ 855	0.50%	1.21%	4.02%
3Q17	$ 0.18	$ 829	0.25%	1.25%	4.27%
2017	$ 0.57	$ 833	0.61%	1.24%	4.34%
2016	$ 0.62	$ 711	0.38%	1.31%	4.60%
2015	$ 0.30	$ 621	0.92%	1.44%	4.80%

$ in millions except per share data
** at end of period*

ABOUT COMMUNITY WEST BANCSHARES

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California's Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has eight full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura, Westlake Village, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and Government Guaranteed lending.

Community West Bank

CWBC October 31, 2018

Recent Price	$11.04	Market Cap	$91.4M
Shares Outstanding	8.3M	Book Value per Common Share	$9.13
Estimated Float	6.6M	Price/Book	1.21x
52-Week Range	$10.25-$12.97	Institutional Ownership	21.0%
Net Interest Margin*	4.02%	Insider Ownership	20.9%

*most recent quarter

FINANCIAL HIGHLIGHTS
(in thousands, except per share)

Income Statement	Three Months Ended		
	30-Sep-18	30-Jun-18	30-Sep-17
Interest income	$ 11,201	$ 10,401	$ 9,695
Interest expense	2,573	2,090	1,319
Net interest income before provision for loan losses	8,628	8,311	8,376
Provision for loan losses	(197)	117	159
Net interest income after provision for loan losses	8,825	8,194	8,217
Non-interest income	641	688	716
Non-interest expenses	6,402	6,257	6,387
Income before income taxes	3,064	2,625	2,546
Provision for income taxes	695	758	992
Net income	2,369	1,867	1,554
Earnings per common share:			
Basic	$ 0.29	$ 0.23	$ 0.19
Diluted	$ 0.27	$ 0.21	$ 0.18

Balance Sheet	30-Sep-18	30-Jun-18	30-Sep-17
Total assets	$ 854,709	$ 865,127	$ 829,150
Total stockholders' equity	$ 75,557	$ 73,448	$ 69,766
Total deposits	$ 719,942	$ 702,603	$ 697,154
Net loans	$ 745,222	$ 751,268	$ 714,383

Asset Quality	30-Sep-18	30-Jun-18	30-Sep-17
Nonaccrual loans, net	$ 3,755	$ 3,704	$ 1,837
Nonaccrual loans, net/total loans	0.50%	0.49%	0.25%
Nonaccrual loans plus other assets acquired through foreclosure, net	$ 3,755	$ 3,917	$ 2,323
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.44%	0.45%	0.28%
Net loan (recoveries) charge-offs in the quarter	$ (94)	$ (47)	$ (159)
Net loan (recoveries) charge-offs in the quarter/total loans	(0.01%)	(0.01%)	(0.02%)

CORPORATE HEADQUARTERS

Community West Bank
445 Pine Avenue
Goleta, CA 93117
Phone (805) 692-5821
www.communitywestbank.com

TOP INSTITUTIONAL SHAREHOLDERS *

First Securities America	6.89%
Stieven Capital	6.15%
Siena Capital	3.73%
Cutler Capital	1.72%
Dimensional Fund	1.64%
AllianceBernstein	1.37%
M3F	1.27%
Context BH Capital	0.85%
Maltese Capital Mgmt.	0.67%
Bridgeway Capital	0.53%
Vanguard	0.53%
Wedbush Asset Mgmt.	0.49%

*information from SNL as of 6/30/18

MANAGEMENT TEAM

Martin E. Plourd
President & Chief Executive Officer
Susan C. Thompson
EVP & Chief Financial Officer
T. Joseph Stronks
EVP , Chief Operating Officer
William F. Filippin
EVP & Chief Banking Officer
Paul S. Ulrich
EVP & Chief Credit Officer

The company described in this report is a client of The IR Group, Inc., a securities industry relations firm. This report was prepared using information obtained from management and from publications available to the public. This report does not purport to be a complete statement of all material facts and is not to be construed as a recommendation or solicitation to buy or sell securities of the company described herein. Upon receiving a written request sent to its website www.theIRgroup.com. The IR Group will provide a package of detailed information on the client company. The IR Group is compensated by the client company for services rendered on a continuing basis and consequently, the amount of such compensation related to the preparation and distribution of this report is not separately determinable. The IR Group and/or its employees and/or members of their families, may have a long position in the securities of the company described herein.

Issued: October 31, 2018